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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

           11  1/2% SENIOR EXCHANGEABLE PIK PREFERRED STOCK DUE 2010

                                       OF

                              RIVER HOLDING CORP.


     This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer of River Holding Corp. (the "Company") made pursuant to the Prospectus dated June __, 1998 (the "Prospectus"), if certificates for the 11 1/2% Senior Exchangeable PIK Preferred Stock due 2010 (the "Preferred Stock") of the Company are not immediately available or if the Preferred Stock, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

            TO:  U.S. TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT

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By Registered or Certified Mail:             By Overnight Courier and By Hand after 4:30 p.m.:
United States Trust Company of New York      United States Trust Company of New York
P.O. Box 843 Cooper Station                  770 Broadway, 13th Floor
New York, New York 10276                     New York, New York 10003
Attention:  Corporate Trust Services

By Hand before 4:30 p.m.:                    By Facsimile:

United States Trust Company of New York      (212) 780-0592
111 Broadway                                 Attention: Customer Service
New York, New York 10006
Attention: Lower Level                       Confirm by telephone:
           Corporate Trust Window            (800) 548-6565
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Preferred Stock is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.


LADIES AND GENTLEMEN:

     The undersigned hereby tenders to River Holding Corp., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, _____________________________________ shares of Preferred Stock pursuant to the
(number of shares of Preferred Stock)
guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.
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           NOTE:  SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Number of Shares                        Name(s) of Record Holder(s)
 ..................................      .......................................

 ..................................      .......................................



                                                  PLEASE PRINT OR TYPE

                                        Address...............................

                                        ......................................
                                                                     ZIP CODE

                                        Area Code and Tel. No..................

                                        Signature(s)...........................

                                        ......................................


                                        Dated:................................

                                        If Preferred Stock will be delivered
                                        by book-entry transfer at The
                                        Depository Trust Company ("DTC"),
                                        Depository Account No:................


     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Preferred Stock exactly as its (their) name(s) appear on certificates for Preferred Stock or on a security position listing as the owner of Preferred Stock, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):         ..............................................................
                 ..............................................................
Capacity:        ..............................................................
Address(es):     ..............................................................
                 ..............................................................

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Preferred Stock tendered hereby within the meaning of Rule 10b-4 under the Exchange Act,
(b) represents that such tender of Preferred Stock complies with Rule 10b-4 and
(c) guarantees that delivery to the Exchange Agent of certificates for the Preferred Stock tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Preferred Stock into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND PREFERRED STOCK TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


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
Name of Firm..................................        ..........................................
                                                               AUTHORIZED SIGNATURE
Address.......................................        Name......................................
                                                               PLEASE PRINT OR TYPE
 ..............................................
                              ZIP CODE
                                                      Title.....................................
Area Code and Tel. No.........................
                                                      Date......................................

Dated: ____________________,1998
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NOTE:  DO NOT SEND PREFERRED STOCK WITH THIS FORM; PREFERRED STOCK SHOULD BE
       SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT IT IS RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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